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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-4 of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K of Fred Meyer, Inc., as amended by Form 10-K/A, for the fiscal year ended February 1, 1997 and to the reference to us under the headings "Fred Meyer Selected Historical Financial and Other Data" and "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
January 23, 1998